Exhibit 5.1

MARTIN LIPTON
HERBERT M. WACHTELL
EDWARD D. HERLIHY
DANIEL A. NEFF
STEVEN A. ROSENBLUM
JOHN F. SAVARESE
SCOTT K. CHARLES
JODI J. SCHWARTZ
ADAM O. EMMERICH
RALPH M. LEVENE
RICHARD G. MASON
ROBIN PANOVKA
DAVID A. KATZ
ILENE KNABLE GOTTS
ANDREW J. NUSSBAUM
RACHELLE SILVERBERG
STEVEN A. COHEN
DEBORAH L. PAUL
DAVID C. KARP
RICHARD K. KIM
JOSHUA R. CAMMAKER
MARK GORDON

JEANNEMARIE O’BRIEN
WAYNE M. CARLIN
STEPHEN R. DiPRIMA
NICHOLAS G. DEMMO
IGOR KIRMAN
JONATHAN M. MOSES
T. EIKO STANGE
WILLIAM SAVITT
GREGORY E. OSTLING
DAVID B. ANDERS
ADAM J. SHAPIRO
NELSON O. FITTS
JOSHUA M. HOLMES
DAVID E. SHAPIRO
DAMIAN G. DIDDEN
IAN BOCZKO
MATTHEW M. GUEST
DAVID E. KAHAN
DAVID K. LAM
BENJAMIN M. ROTH
JOSHUA A. FELTMAN
ELAINE P. GOLIN
51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403-1000 FACSIMILE: (212) 403-2000
EMIL A. KLEINHAUS
KARESSA L. CAIN
RONALD C. CHEN
BRADLEY R. WILSON
GRAHAM W. MELI
GREGORY E. PESSIN
CARRIE M. REILLY
MARK F. VEBLEN
SARAH K. EDDY
VICTOR GOLDFELD
RANDALL W. JACKSON
BRANDON C. PRICE
KEVIN S. SCHWARTZ
MICHAEL S. BENN
ALISON Z. PREISS
TIJANA J. DVORNIC
JENNA E. LEVINE
RYAN A. McLEOD
ANITHA REDDY
JOHN L. ROBINSON
JOHN R. SOBOLEWSKI
STEVEN WINTER

EMILY D. JOHNSON
JACOB A. KLING
RAAJ S. NARAYAN
VIKTOR SAPEZHNIKOV
MICHAEL J. SCHOBEL
ELINA TETELBAUM
ERICA E. AHO
LAUREN M. KOFKE
ZACHARY S. PODOLSKY
RACHEL B. REISBERG
MARK A. STAGLIANO
CYNTHIA FERNANDEZ LUMERMANN
CHRISTINA C. MA
NOAH B. YAVITZ
BENJAMIN S. ARFA
NATHANIEL D. CULLERTON
ERIC M. FEINSTEIN
ADAM L. GOODMAN
STEVEN R. GREEN
MENG LU

GEORGE A. KATZ (1965–1989) JAMES H. FOGELSON (1967–1991) LEONARD M. ROSEN (1965–2014) OF COUNSEL
ANDREW R. BROWNSTEIN MICHAEL H. BYOWITZ KENNETH B. FORREST BEN M. GERMANA SELWYN B. GOLDBERG PETER C. HEIN JB KELLY JOSEPH D. LARSON LAWRENCE S. MAKOW PHILIP MINDLIN THEODORE N. MIRVIS DAVID S. NEILL	TREVOR S. NORWITZ ERIC S. ROBINSON ERIC M. ROSOF MICHAEL J. SEGAL WON S. SHIN DAVID M. SILK ELLIOTT V. STEIN LEO E. STRINE, JR.* PAUL VIZCARRONDO, JR. JEFFREY M. WINTNER AMY R. WOLF MARC WOLINSKY
* ADMITTED IN DELAWARE COUNSEL
DAVID M. ADLERSTEIN SUMITA AHUJA FRANCO CASTELLI ANDREW J.H. CHEUNG PAMELA EHRENKRANZ ALINE R. FLODR KATHRYN GETTLES-ATWA LEDINA GOCAJ ADAM M. GOGOLAK ANGELA K. HERRING	MICHAEL W. HOLT DONGHWA KIM MARK A. KOENIG CARMEN X.W. LU J. AUSTIN LYONS ALICIA C. McCARTHY JUSTIN R. ORR NEIL M. SNYDER JEFFREY A. WATIKER
September 13, 2024

Hewlett Packard Enterprise Company
1701 East Mossy Oaks Road
Spring, Texas 77389

Ladies and Gentlemen:

We have acted as special New York counsel to Hewlett Packard Enterprise Company, a Delaware corporation (the “Issuer”), in connection with the issuance and sale by the Issuer to the Underwriters (as defined below) of 30,000,000 shares of 7.625% Series C Mandatory Convertible Preferred Stock, par value $0.01 per share, of the Issuer (the “Preferred Stock”), with a liquidation preference of $50 per share, pursuant to the Underwriting Agreement (the “Underwriting Agreement”) dated as of September 10, 2024, by and among the Issuer and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC, as representatives (the “Representatives”) of the Underwriters listed on Schedule I to the Underwriting Agreement (the “Underwriters”).

Hewlett Packard Enterprise Company
September 13, 2024

In connection with the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records, agreements, certificates, and other instruments and such matters of law, in each case, as we have deemed necessary or appropriate for the purposes of this opinion, including (i) the Registration Statement on Form S-3 (File No. 333-276221) (the “Registration Statement”), filed by the Issuer with the Securities and Exchange Commission (the “Commission”) on December 22, 2023, the related prospectus dated December 22, 2023 (the “Base Prospectus”), and the preliminary and final prospectus supplements (the “Final Prospectus Supplement” and together with the Base Prospectus, the “Final Prospectus”)), dated September 9, 2024 and September 10, 2024, respectively, relating to the Preferred Stock, as filed with the Commission on September 9, 2024 and September 10, 2024, respectively, pursuant to Rule 424(b)(5) and Rule 424(b)(2), respectively, under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”); (ii) the Restated Certificate of Incorporation of the Issuer, as amended and/or restated through the date hereof; (iii) the Second Amended and Restated By-laws of the Issuer, as amended and/or restated through the date hereof; (iv) resolutions (or written consents, as applicable) of the Board of Directors of the Issuer (the “Board”), the Finance and Investment Committee of the Board and the Pricing Committee of the Board, from meetings held (or actions taken) on September 4, 2024, September 4, 2024 and September 11, 2024, respectively; (v) the free writing prospectus relating to the Preferred Stock, dated September 10, 2024 and filed with the Commission pursuant to Rule 433 under the Securities Act; (vi) the Certificate of Designations as filed with the Secretary of State of the State of Delaware on September 12, 2024 (the “Certificate of Designations”); (vii) the Underwriting Agreement; and (viii) the specimen or form of certificate used to evidence the Preferred Stock.  We have also conducted such investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In making such examination and rendering the opinion set forth below, we have assumed without verification: (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the authenticity of the originals of such documents submitted to us as certified copies; (d) the conformity to originals of all documents submitted to us as copies; (e) the authenticity of the originals of such documents; (f) that all documents submitted to us as certified copies are true and correct copies of such originals; (g) the legal capacity of all individuals executing any of the foregoing documents; and (h) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed.

We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

(1)  The Preferred Stock, when issued and delivered as provided in the Underwriting Agreement, against payment of the consideration set forth in the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

Hewlett Packard Enterprise Company
September 13, 2024

(2) The shares of common stock, par value $0.01, of the Issuer issuable upon the conversion or redemption of the Preferred Stock, as applicable, when issued in accordance with the terms of the Certificate of Designations and as set forth in the Final Prospectus, will be validly issued, fully paid and non-assessable.

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), and (c) an implied covenant of good faith and fair dealing.  Furthermore, the manner in which any particular issue relating to this opinion would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved choose to exercise the wide discretionary authority generally available to it.

We consent to the filing of a copy of this opinion as an exhibit to a report on Form 8-K to be filed by the Issuer on the date hereof and its incorporation by reference into the Registration Statement.  In addition, we consent to references to us in the Registration Statement (including the related prospectus and prospectus supplements) under the caption “Validity of the Mandatory Convertible Preferred Stock.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.  This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz